Exhibit 99.1

Akoya Reports 53% Revenue Growth in the Second Quarter of 2021

MARLBOROUGH, Mass. — August 10, 2021 — Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the second quarter ending June 30, 2021.

Second Quarter Financial Highlights

●	Total revenue for the second quarter of 2021 was $13.1 million, as compared to $8.6 million in the second quarter of 2020, representing 53% growth.
●	Strong quarter of reagent sales, with $4.3 million of reagent revenue compared to $1.5 million in the second quarter of 2020.
●	Gross profit was $8.1 million in the second quarter of 2021, compared to $5.3 million in the second quarter of 2020, resulting in a gross profit margin of 62.2%, as compared to 61.6% in the prior year period.

Second Quarter Business Highlights

●	Continued growth in scientific publications related to our platforms: over 135 new publications in the first half of 2021, compared to 109 for all of 2020.
●	Announced seminal publications in Science from Johns Hopkins University describing a novel biomarker signature for response to immune checkpoint inhibitors in melanoma and a multi-institutional study in the Journal for ImmunoTherapy of Cancer highlighting the analytical robustness and clinical trial readiness of our Phenoptics platform.
●	Launched Advanced Biopharma Solutions (ABS) and a partnership with AstraZeneca delivering spatial biomarker-guided drug development and clinical trials services out of our Marlborough labs.
●	Announced the industry’s first Imaging Innovators (I2) Network to accelerate spatial phenotyping application innovation on CODEX, which is enabled by recently announced partnerships with leading microscopy providers ZEISS, Nikon, CrestOptics and Andor.
●	Appointed Scott Mendel to our board of directors, bringing 25 years of experience as one of the most accomplished executives in the diagnostics industry and a proven track record of transforming innovative technologies into clinical testing solutions.

“Akoya’s performance in the second quarter demonstrates the growth of spatial biology for discovery, translational and clinical research, as well as the continued adoption of our CODEX and Phenoptics solutions. Our dedicated team delivered strong financial results as well as exciting strategic initiatives, which position Akoya for continued growth and leadership in spatial biology,” said Brian McKelligon, CEO of Akoya. “Our strong financial performance will continue to help us execute on our mission of delivering a revolutionary new class of spatially derived biomarkers that empower life sciences researchers to better understand disease and response to therapy.”

Second Quarter Financial Results

Total revenue for the second quarter of 2021 was $13.1 million, compared to $8.6 million in the second quarter of 2020.

Product revenue was $10.7 million in the second quarter of 2021, compared to $6.2 million in the prior year period. Within product revenue, instrument revenue was $6.3 million in the second quarter of 2021, compared to $4.5 million in the second quarter of 2020. Reagent revenue was $4.3 million in the second quarter of 2021, compared to $1.5 million in the second quarter of 2020.

Services and other revenue totaled $2.4 million in the second quarter of 2021, as compared to $2.4 million in the second quarter of 2020.

We also monitor instruments sold and installed based as key performance indicators for our business:

-	We sold 31 instruments in second quarter of 2021; 13 CODEX, 18 Phenoptics (includes Polaris, Vectra, and Mantra).
-	Instrument installed base of 618 as of June 30, 2021; CODEX 145, Phenoptics 473.

2021 Guidance

We are refining our revenue guidance for full year 2021 from at least $52.0 million to a range of $52.5 to $53.0 million. The third quarter of 2021 is expected to have revenue growth of approximately 28-30% over the prior year quarter.

Webcast and Conference Call Details

Akoya will host a conference call today, August 10, 2021, at 5:00 p.m. Eastern Time to discuss its second quarter 2021 financial results. The dial-in numbers are (833) 562-0146 for domestic callers or (661) 567-1226 for international callers, followed by Conference ID: 8057237. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our CODEX and Phenoptics platforms and increase awareness of spatial biology technology, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and treatment response. Akoya offers two distinct solutions, the CODEX® and Phenoptics™ platforms, to serve the diverse needs of researchers across discovery, translational and clinical research.

Investor Contact:

David Deuchler
Gilmartin Group LLC

investors@akoyabio.com

Media Contact:

Michelle Linn

Bioscribe, Inc.

774-696-3803

michelle@bioscribe.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$135,464	$17,006
Accounts receivable, net	8,158	6,470
Inventories, net	6,562	4,263
Prepaid expenses and other current assets	7,225	957
Total current assets	157,409	28,696
Property and equipment, net	6,020	5,528
Demo inventory, net	2,504	1,494
Intangible assets, net	21,644	22,714
Goodwill	18,262	18,262
Other non-current assets	503	966
Total Assets	$206,342	$77,660
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable, accrued expenses and other current assets	$13,874	$12,286
Deferred revenue	4,287	3,844
Current portion of long-term debt	—	1,032
Total current liabilities	18,161	17,162
Deferred revenue, net of current portion	996	1,008
Long-term debt, net	32,256	33,488
Warrant liability	—	490
Contingent consideration liability, net of current portion	6,627	6,984
Other long-term liabilities	481	447
Total liabilities	58,521	59,579
Total redeemable convertible preferred stock	—	69,107
Total stockholders' equity (deficit)	147,821	(51,026)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$206,342	$77,660

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$10,719	$6,186	$20,682	$15,115
Service and other revenue	2,352	2,374	4,601	4,466
Total revenue	13,071	8,560	25,283	19,581
Cost of goods sold:
Cost of product revenue	$3,180	$2,538	$6,787	$6,004
Cost of service and other revenue	1,757	752	2,957	1,611
Total cost of goods sold	$4,937	$3,290	$9,744	$7,615
Gross profit	$8,134	$5,270	$15,539	$11,966
Operating expenses:
Selling, general and administrative	10,066	5,105	18,245	11,454
Research and development	2,947	2,420	6,139	4,792
Change in fair value of contingent consideration	400	655	826	(906)
Depreciation and amortization	1,099	922	2,108	1,821
Total operating expenses	14,512	9,102	27,318	17,161
Loss from operations	(6,378)	(3,832)	(11,779)	(5,195)
Other income (expense):
Interest expense, net	(757)	(658)	(1,508)	(1,295)
Change in fair value of warrant liability	(858)	—	(2,728)	—
Gain on extinguishment of debt	2,476	—	2,476	—
Other expense, net	(52)	(56)	(118)	(161)
Loss before benefit (provision) for income taxes	(5,569)	(4,546)	(13,657)	(6,651)
Benefit (provision) for income taxes	6	(39)	12	(77)
Net loss	$(5,563)	$(4,585)	$(13,645)	$(6,728)
Dividends accrued on redeemable convertible preferred stock	(245)	(1,190)	(1,435)	(2,380)
Accretion of redeemable convertible preferred stock	(296)	(296)	(296)	(296)
Adjusted net loss attributable to common stockholders	(6,104)	(6,071)	(15,376)	(9,404)
Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(2.65)	$(0.94)	$(4.11)
Weighted-average shares outstanding, basic and diluted	29,974,811	2,292,510	16,415,800	2,290,689